Exhibit 10.62

January 13, 2009

Eighth Joint Memorandum by Microsoft Corporation (“Microsoft”) and Novell, Inc. (“Novell”)

Re:	NEC Corporation’s distribution of Basic SLES Subscriptions

Background on Prior Joint Memoranda/Amendments: On November 2, 2006, Microsoft and Novell entered into a Business Collaboration Agreement (“Original BCA”). The Original BCA defines the terms and conditions under which Novell will sell to Microsoft for distribution to prospective shared customers and other SUSE Linux Enterprise Server (“SLES”) licensees, the right to enroll in SLES support subscriptions (“Prepaid Subscription Rights”).

On December 28, 2006, the parties executed a Joint Memorandum (“BCA Amendment #1”) regarding participation by the parties’ respective Irish subsidiaries in the Original BCA. On January 16, 2007, the parties executed a First Amended and Restated Business Collaboration Agreement, superseding the Original BCA (such First Amended and Restated Business Collaboration Agreement, the “BCA”). Also on January 16, 2007, the parties executed a Second Joint Memorandum (“BCA Amendment #2”) regarding the impact of a January 16, 2007 participation agreement entered into between the parties’ respective Irish subsidiaries in the BCA. On May 1, 2007 the parties executed a Third Joint Memorandum (“BCA Amendment #3”) regarding certain expanded SLES Subscriptions available under Prepaid Subscription Rights. On December 21, 2007, the parties executed a Fourth Joint Memorandum (“BCA Amendment #4”) regarding promotion of SLES licenses in the Asia Pacific region. On January 17, 2008, the parties executed a Fifth Joint Memorandum (“BCA Amendment #5”) regarding the creation of SLES High Performance Computing Subscriptions. On April 10, 2008, the parties executed a Sixth Joint Memorandum (“BCA Amendment #6”) regarding the territorial restrictions on the Asia Pacific Commitment. On December 22, 2008, the parties executed a Seventh Joint Memorandum (“BCA Amendment #7”) regarding a modification of the multi-year subscription and delivery schedule called for in the original BCA.

This Eighth Joint Memorandum: This Eighth Joint Memorandum (“BCA Amendment #8”) is written to memorialize certain BCA changes to enable Microsoft, using Prepaid Subscription Rights, to provide Basic Subscription Certificates (as defined below) to NEC Corporation (“NEC”). All capitalized terms not defined herein shall have the same meaning as set forth in the BCA.

Amendment: The BCA is hereby modified as follows:

1.	Section 1.18. Section 1.18 of the BCA is amended as follows:

“SLES Subscription” means either a SLES Priority Subscription or a SLES Standard Subscription. In addition, for the purpose of Sections 4.3(a)(ii) and 4.3(a)(iv), SLES Subscription may also mean a SLES Basic Subscription. Further, where used elsewhere in the BCA (or where incorporated into the definition of terms used elsewhere in the BCA), the term “SLES Subscription” may mean a SLES Basic Subscription that may be made available through

Microsoft’s distribution of Subscription Certificates under Section 4.3(a)(ii) and/or Section 4.3(a)(iv). As used herein, “SLES Basic Subscription” means a subscription for Shared Customers or other SLES licensees to receive the same support as that provided, as of the Effective Date, under Novell’s standard “SUSE Linux Enterprise Server Basic Support” subscription. A SLES Basic Subscription does not include any technical support (other than 30 days of installation support).

In addition, for the purpose of Section 4.3(iii), SLES Subscription may also mean a SLES HPC Subscription. Further, where used elsewhere in the BCA (or where incorporated into the definition of terms used elsewhere in the BCA), the term “SLES Subscription” may mean a SLES HPC Subscription that may be made available through Microsoft’s distribution of Subscription Certificates under Section 4.3(a)(iii). As used herein, “SLES HPC Subscription” means a subscription for Shared Customers or other SLES licensees to receive the same support as that provided, as of the Effective Date, under Novell’s standard “SUSE Linux Enterprise Server HPC Subscription” offering. A SLES HPC Subscription is equivalent to a SLES Priority Subscription as defined in Section 1.16 with the exception that the duration of each SLES HPC Subscription is for three years only.

2.	Section 4.3(a). Section 4.3(a) of the BCA is amended as follows:

a.	Section 4.3(a)(ii). Section 4.3(a)(ii) is amended by adding the following sentence at the end of the paragraph:

For purposes of this subsection 4.3(a)(ii), the duration of the SLES Basic Subscription certificates to be delivered by Dell are for one year only.

b.	Section 4.3(a)(iv). A new Section 4.3(a)(iv) is created by adding a new fourth paragraph (iv) to the end of section 4.3(a):

Novell further authorizes Microsoft to distribute (directly or indirectly) Subscription Certificates for SLES Basic Subscriptions for delivery by NEC to customers. For clarification, nothing in this Section 4.3(a)(iv) restricts Microsoft from distributing, or requires Novell approval to distribute, Subscription Certificates for SLES Standard Subscriptions or SLES Priority Subscriptions to NEC or its customers as authorized under Section 4 of the BCA, but Microsoft is only authorized to distribute SLES Basic Subscriptions pursuant to the terms of this Section 4.3(a)(iv) unless the parties mutually agree otherwise in writing. The parties will agree on a process for ordering Subscription Certificates under this section 4.3(a)(iv) and any such order will constitute an order of “additional Subscription Certificates” under section 4.2 of the BCA. For purposes of this subsection 4.3(a)(iv), the duration of the SLES Basic Subscription certificates to be delivered by NEC are for one year and/or three years.

3.	Effect. Except as expressly amended and supplemented by this BCA Amendment #8, the parties hereby ratify and confirm that terms and conditions of the BCA remain in full force and effect.

4.	Counterparts. This BCA Amendment #8 may be executed in counterparts, each of which shall be deemed an original, but each together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this BCA Amendment #8, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original signature copies of this BCA Amendment #8 to the other party as soon as practicable following execution thereof.

Accepted and Agreed by Novell, Inc.

Signature:	/s/ Ryan J. Taylor

Printed Name:	Ryan J. Taylor

Title:	Director, Contracts

Date:	23 Jan 09

Accepted and Agreed by Microsoft Corp.

Signature:	/s/ Horacio Gutierrez

Printed Name:	Horacio Gutierrez

Title:	Deputy General Counsel Microsoft Corp.

Date:	01/23/2009